Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

dated as of

February 19, 2010

among

FREESCALE SEMICONDUCTOR, INC.,

as Issuer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC,

SIGMATEL, LLC

and

CITIBANK, N.A.,

as Notes Collateral Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01.	Indenture	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

SECURITY INTERESTS

SECTION 2.01.	Security Interest	5
SECTION 2.02.	Representations and Warranties	6
SECTION 2.03.	Covenants	8
SECTION 2.04.	Additional Covenants	9

ARTICLE III

REMEDIES

SECTION 3.01.	Remedies Upon Default	10
SECTION 3.02.	Application of Proceeds	12
SECTION 3.03.	Grant of License to Use Intellectual Property	13

ARTICLE IV

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 4.01.	Indemnity	13
SECTION 4.02.	Contribution and Subrogation	13
SECTION 4.03.	Subordination	14

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	14
SECTION 5.02.	Waivers; Amendment	14
SECTION 5.03.	Notes Collateral Agent’s Fees and Expenses; Indemnification	15
SECTION 5.04.	Successors and Assigns	16
SECTION 5.05.	Survival of Agreement	16
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	16
SECTION 5.07.	Severability	16
SECTION 5.08.	Right of Set-Off	17
SECTION 5.09.	Governing Law; Jurisdiction; Consent to Service of Process	17
SECTION 5.10.	WAIVER OF JURY TRIAL	18

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Schedules

Schedule I	Intellectual Property

Schedule II	Jointly Owned Patents

Exhibits

Exhibit I	Form of Intellectual Property Security Agreement Supplement

Exhibit II	Form of Perfection Certificate

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NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT WITH RESPECT TO THE LIENS, SECURITY INTERESTS AND RIGHTS GRANTED PURSUANT TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT RELATING TO THE NOTES SHALL BE AS SET FORTH IN, AND SUBJECT TO THE TERMS AND CONDITIONS OF (AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT HEREUNDER OR THEREUNDER SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF), THE FIRST LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 19, 2010 (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG CITIBANK, N.A., AS DIRECTING AGENT; CITIBANK, N.A., AS THE SENIOR CREDIT AGREEMENT COLLATERAL AGENT; CITIBANK, N.A., AS THE SENIOR CREDIT AGREEMENT INCREMENTAL COLLATERAL AGENT; CITIBANK, N.A., AS THE INITIAL ADDITIONAL FIRST LIEN REPRESENTATIVE; AND EACH ADDITIONAL AUTHORIZED REPRESENTATIVE FROM TIME TO TIME PARTY THERETO (IN EACH CASE, AS DEFINED IN THE INTERCREDITOR AGREEMENT), AS CONSENTED TO BY THE GRANTORS HEREUNDER FROM TIME TO TIME. WITH THE EXCEPTION OF SECTION 2.01 HEREOF, IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT RELATING TO THE NOTES AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of February 19, 2010, among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Issuer”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC., a Delaware corporation (“Holdings V”), SIGMATEL, LLC, a Delaware limited liability company (“SigmaTel”), the Subsidiaries of FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (“Holdings III”) from time to time party hereto and CITIBANK, N.A., as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Notes Collateral Agent”).

Reference is made to the Indenture dated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, Holdings V, SigmaTel, the other Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Issuer has issued $750,000,000 aggregate principal amount of 10 1/8% Senior Secured Notes due 2018 (the “Notes”) to the holders thereof (the “Holders”). The obligations of the initial Holders to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. Each of the Issuer, Holdings V and SigmaTel will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Collateral Documents relating to the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

[Intellectual Property Security Agreement]

ARTICLE I

DEFINITIONS

SECTION 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Intellectual Property Security Agreement.

“Claiming Party” has the meaning assigned to such term in Section 4.02.

“Collateral” has the meaning assigned to such term in Section 2.01.

“Collateral Documents” means collectively, the Senior Credit Agreement Collateral Documents, the Additional First Lien Debt Collateral Documents and the Intercreditor Agreement.

“Contributing Party” has the meaning assigned to such term in Section 4.02.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I.

“Grantor” means each of Holdings V, the Issuer, SigmaTel and each other Restricted Subsidiary that is a Material Domestic Subsidiary.

“Holders” has the meaning assigned to such term in the preliminary statement of this Agreement.

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“Holdings III” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Holdings V” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” means the Notes Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Notes Collateral Agent and Affiliates.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Intellectual Property Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Intercreditor Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Documents” means the Indenture, the Notes and the Collateral Documents relating to the Notes.

“Obligations” has the meaning assigned to such term in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or

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hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule I, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of each of Holdings III, Holdings IV, Holdings V, SigmaTel and the Issuer.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means, collectively, the Notes Collateral Agent, the Holders and the Trustee to the Indenture.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“SigmaTel” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I, (b) all goodwill connected with the use of and symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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ARTICLE II

SECURITY INTERESTS

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Copyrights;

(ii) all Patents;

(iii) all Trademarks;

(iv) all Licenses;

(v) all other Intellectual Property; and

(vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

provided, however, that notwithstanding any of the other provisions herein (and notwithstanding any recording of the Notes Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other IP registry office), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or would result in the forfeiture of the Grantors’ rights in the property including, without limitation, any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

(b) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform

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Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon request.

The Notes Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2.02. Representations and Warranties. Holdings V, the Issuer and SigmaTel jointly and severally represent and warrant, as to themselves and the other Grantors, to the Notes Collateral Agent and the other Secured Parties that:

(a) Except as would not be expected to have a Material Adverse Effect, each Grantor has good and valid rights in and title to (or with respect to the Patents set forth on Schedule II hereto, a joint ownership interest in) the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Notes Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(i) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date.

(ii) The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Notes Collateral Agent based upon the information provided to the Notes Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and

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no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(iii) Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Collateral consisting of United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Notes Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to establish a valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions under the Federal intellectual property laws, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such filings and actions as are necessary to perfect the Security Interest with respect to (i) any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof), (ii) as may be required under the laws of jurisdictions outside the United States with respect to Collateral created under such laws, and (iii) the Uniform Commercial Code financing and continuation statements contemplated in subsection (i) of this Section 2.02(a).

(b) The Security Interest constitutes (i) a valid security interest in all the Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 2.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Notes Collateral Agent and the Issuer) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 4.12 of the Indenture and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(c) The Collateral, which is purported to be owned in whole or in part by the Grantors, is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 4.12 of the Indenture. None of the Grantors has filed or consented

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to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.12 of the Indenture and Liens that are no longer effective.

SECTION 2.03. Covenants.

(a) The Issuer agrees promptly to notify the Notes Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Notes Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 4.12 of the Indenture.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Indenture, the Issuer shall deliver to the Notes Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Issuer setting forth the information required pursuant to Sections 1(a), 1(c), 1(d), 2(b) and 12 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).

(d) The Issuer agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Notes Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. Subject to the terms of the Intercreditor Agreement, if any amount payable under or in connection with any of the Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Notes Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Notes Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule I or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks; provided that

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any Grantor shall have the right, exercisable within 10 days after it has been notified by the Notes Collateral Agent of the specific identification of such Collateral, to advise the Notes Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Notes Collateral Agent of the specific identification of such Collateral.

(e) Subject to the terms of the Intercreditor Agreement, at its option, the Notes Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided, however, Grantors shall not be obligated to reimburse the Notes Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 2.04(f). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents.

(f) Each Grantor (rather than the Notes Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

SECTION 2.04. Additional Covenants.

(a) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Collateral (or applications therefor) and maintain such Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of

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applications for renewal or extension, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(c) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Collateral after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Once every fiscal quarter of the Issuer, with respect to issued or registered Patents (or published applications therefor), Trademarks (or applications therefor), and registered Copyrights, each Grantor shall sign and deliver to the Notes Collateral Agent an appropriate supplemental Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned by it as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Notes Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(f) Nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE III

REMEDIES

SECTION 3.01. Remedies Upon Default. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, each Grantor agrees to deliver each item of Collateral to the Notes Collateral Agent on demand, and it is agreed that the

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Notes Collateral Agent shall have the right, at the same or different times, with respect to any Collateral, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Notes Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and, generally, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Notes Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent

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shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 3.02. Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

First, to pay Obligations in respect of incurred and unpaid fees and expenses of the Notes Collateral Agent and the Trustee under the Notes Documents;

Second, towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties.

Third, towards payment of any remaining Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Last, any balance remaining after the Obligations shall have been paid in full shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same.

The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 3.02, the Notes Collateral Agent may conclusively rely upon information supplied by the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this

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Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by the Trustee of any amounts distributed to it.

SECTION 3.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Notes Collateral Agent at any time after and during the continuance of an Event of Default, grant to the Notes Collateral Agent an irrevocable (until the termination of the Indenture) nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 3.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Indenture, with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Notes Collateral Agent may be exercised, at the option of the Notes Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE IV

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 4.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 4.03), the Issuer agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document relating to the Notes to satisfy in whole or in part an Obligation owed to any Secured Party, the Issuer shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 4.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 4.03) that, in the event assets of any other Grantor shall be sold pursuant to any Collateral Document relating to the Notes to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Issuer as provided in Section 4.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof

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(or, in the case of any Grantor becoming a party hereto pursuant to Section 5.14, the date of the Intellectual Property Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 4.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 4.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 4.01 and 4.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Issuer or any Grantor to make the payments required by Sections 4.01 and 4.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Notes Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All communications and notices hereunder, other than with respect to the Notes Collateral Agent, shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 13.01 of the Indenture. All communications and notices hereunder to the Notes Collateral Agent is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the Notes Collateral Agent’s address:

Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Facsimile: 646-291-1629

Telephone: 212-723-6614

Email: cornelius.p.mahon@citigroup.com

Additional Email: oploanswebadmin@citigroup.com

Attention: Neil Mahon

SECTION 5.02. Waivers; Amendment.

(a)(a) No failure or delay by the Notes Collateral Agent or any Secured Party in exercising any right or power hereunder or under any other Notes Document shall operate as a

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waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and the Secured Parties hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of any Additional First Lien Debt shall not be construed as a waiver of any Default, regardless of whether the Notes Collateral Agent or any Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Subject to the terms of the Intercreditor Agreement and except as otherwise provided in the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture.

SECTION 5.03. Notes Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Notes Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder.

(b) Without limitation of its indemnification obligations under the other Notes Documents, the Issuer agrees to indemnify the Notes Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents relating to the Notes. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document, or

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any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable within 10 days of written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Notes Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents and the issuance of any Additional First Lien Debt, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Notes Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any securities are issued under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note is outstanding and unpaid.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 5.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to the Issuer or any other Grantor, any such notice being waived by the Issuer (on its own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Notes Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Notes Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Issuer and the Trustee after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Trustee and each Secured Party under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that the Trustee and such Secured Party may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Notes Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Document shall affect any right that the Notes Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full.

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(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Grantor ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary of Holdings III; provided that Holders of more than 50% in principal amount of the total outstanding Notes shall have consented to such transaction (to the extent required by the Indenture) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral (other than any transfer to another Grantor) that is permitted under the Indenture, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.02 of the Indenture, the security interest of such Grantor in such Collateral shall be automatically released.

(d) A Grantor (other than Holdings V and the Issuer) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released if such Grantor ceases to be a Material Domestic Subsidiary.

(e) If the security interest on any Collateral is released pursuant to Section 2.04 of the Intercreditor Agreement and such release results in the release of the security interest on such Collateral under this Agreement or any Collateral Document relating to the Notes, the security interest on such Collateral granted hereunder or under any such Collateral Document relating to the Notes shall be automatically released.

(f) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.13, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Notes Collateral Agent.

(g) In the event that any of the Collateral shall be transferred by any Grantor in connection with the Foreign Reorganization, the Security Interest granted hereunder on such Collateral shall automatically be discharged and released and all rights to such Collateral shall revert to the applicable Grantor without any further action by the Notes Collateral Agent or any other Person. Without prejudice to the foregoing, upon the request of the applicable Grantor, the Notes Collateral Agent, at the expense of such Grantor, shall promptly execute and deliver to such Grantor, all releases, termination statements, stock certificates, any certificated securities or any other documents necessary or desirable for the release of the Security Interest on such Collateral.

SECTION 5.14. Additional Restricted Subsidiaries. Pursuant to Section 11.05 of the Indenture, certain Restricted Subsidiaries of Holdings III that were not in existence or not Secured Guarantors on the date of the Indenture are required to enter in this Agreement as Grantors upon becoming Secured Guarantors. Upon execution and delivery by the Notes Collateral Agent and a Restricted Subsidiary of an Intellectual Property Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such

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instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.15. General Authority of the Notes Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents relating to the Notes, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Notes Collateral Agent as its agent hereunder and under such other Collateral Documents relating to the Notes, (b) to confirm that the Notes Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents relating to the Notes against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document relating to the Notes against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document relating to the Notes and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents relating to the Notes.

SECTION 5.16. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the termination of the Indenture) and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the Issuer of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the

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powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FREESCALE SEMICONDUCTOR INC.,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC.,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

SIGMATEL, LLC,

By:	Freescale Semiconductor, Inc., as its Sole Member

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer of the Sole Member

[Intellectual Property Security Agreement]

CITIBANK, N.A.
as Notes Collateral Agent

By:	/s/ Timothy P. Dilworth
	Name:	Timothy P. Dilworth
	Title:	Vice President

[Intellectual Property Security Agreement]

Exhibit I to the

Intellectual Property

Security Agreement

SUPPLEMENT NO.      dated as of [    ] (this “Supplement”), to the Intellectual Property Security Agreement, dated as of February 19, 2010, among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Issuer”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC., a Delaware corporation (“Holdings V”), SIGMATEL, LLC, a Delaware limited liability company (“SigmaTel”), the Subsidiaries of FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (“Holdings III”) from time to time party thereto and CITIBANK, N.A., as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Notes Collateral Agent”).

A. Reference is made to the Indenture dated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, Holdings V, SigmaTel, the other Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Issuer has issued $750,000,000 aggregate principal amount of 10 1/8% Senior Secured Notes due 2018 (the “Notes”) to the holders thereof (the “Holders”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Intellectual Property Security Agreement referred to therein.

C. The Grantors have entered into the Intellectual Property Security Agreement in order to induce the Holders to purchase the Notes and the Trustee to enter into the Indenture. Section 5.14 of the Intellectual Property Security Agreement provides that additional Restricted Subsidiaries of Holdings III may become Grantors under the Intellectual Property Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Indenture to become a Grantor under the Intellectual Property Security Agreement.

Accordingly, the Notes Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.

(a) In accordance with Section 5.14 of the Intellectual Property Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Intellectual Property Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Intellectual Property Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each reference to a “Grantor” in the Intellectual Property Security Agreement shall be deemed to include the New Subsidiary. The Intellectual Property Security Agreement is hereby incorporated herein by reference.

Exhibit I-1

(b) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, the New Subsidiary hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (y) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I hereto;

(ii) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule I hereto and (y) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(iii) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I hereto, (y) all goodwill connected with the use of and symbolized thereby and (z) all other assets, rights and interests that uniquely reflect or embody such goodwill;

(iv) all Patent Licenses, Trademark Licenses, Copyright Licenses or other Intellectual Property licenses or sublicense agreements to which the New Subsidiary is a party;

(v) all other Intellectual Property; and

Exhibit I-2

(vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions herein (and notwithstanding any recording of the Notes Collateral Agent’s Lien made in the U.S. Patent and Trademark Office, U.S. Copyright Office, or other IP registry office), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or would result in the forfeiture of the New Subsidiary’s rights in the property including, without limitation: any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

(c) The New Subsidiary hereby irrevocably authorizes the Notes Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. The New Subsidiary agrees to provide such information to the Notes Collateral Agent promptly upon request. The Notes Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the New Subsidiary, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2. The New Subsidiary represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Exhibit I-3

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Notes Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Notes Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Intellectual Property Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intellectual Property Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intellectual Property Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Notes Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Notes Collateral Agent.

Exhibit I-4

IN WITNESS WHEREOF, the New Subsidiary and the Notes Collateral Agent have duly executed this Supplement to the Intellectual Property Security Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

[Intellectual Property Security Supplement]

CITIBANK, N.A., as Notes Collateral Agent,

By:
Name:
Title:

[Intellectual Property Security Supplement]

Schedule I to

Supplement No.      to

the Intellectual Property

Security Agreement

INTELLECTUAL PROPERTY

[Intellectual Property Security Supplement]

Exhibit II the

Intellectual Property

Security Agreement

PERFECTION CERTIFICATE

February 19, 2010

Reference is made to the Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”) dated as of February 19, 2010, among Freescale Semiconductor, Inc., as issuer (“Freescale”), SigmaTel, LLC (“SigmaTel”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd., (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent” and, together with Freescale, SigmaTel, Holdings and Foreign Holdings, the “Grantors”), Freescale Semiconductor Holdings II, Ltd. and Freescale Semiconductor Holdings I, Ltd., as guarantors, and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein have the meanings set forth in either the Indenture or the Security Agreement referred to therein, as applicable.

The undersigned Responsible Officers of each of the Grantors hereby certify to the Notes Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or certificate of formation, as applicable, is as follows:

Exact Legal Name of Each Grantor

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Name in Past 5 Years	Date of Name Change

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Grantor	Organizational Identification Number

Sched

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Chief Executive Office	County	State

(b) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(c) Set forth below is a list of all domestic real property owned by each Grantor, the name of the Grantor that owns said property and the book value apportioned to each site:

Owner	Address	Net Book Value at 12/31/2009

(d) Set forth below opposite the name of each Grantor are the names and locations of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Indenture.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests held by, directly or indirectly, any Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests. Also set forth on Schedule 7 is each equity investment held by, directly or indirectly, any Grantor that represents 50% or less of the Equity Interests of the entity in which such investment was made.

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8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by any Grantor that are required to be pledged under the Security Agreement, including all intercompany notes held by any Grantor.

9. Assignment of Claims Act. Attached hereto as Schedule 9 is a true and correct list of all written contracts between the Borrower or any Material Domestic Subsidiary and the United States government or any department or agency thereof that have a remaining value of at least $5,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by any Grantor to any Subsidiary of Parent who is not a Grantor (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Notes Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by any Grantor to any Subsidiary of Parent who is not a Grantor.

11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Material Real Property, (a) the exact name of the person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a mortgage with respect to such Material Real Property must be filed or recorded in order for the Notes Collateral Agent to obtain a perfected security interest therein.

12. Intellectual Property. Attached hereto as Schedule 12A in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents and Trademarks, including the name of the registered owner and the registration number of each Patent and Trademark owned by any Grantor. Attached hereto as Schedule 12B in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights, including the name of the registered owner and the registration number of each Copyright owned by any Grantor.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of commercial tort claims in excess of $5,000,000 held by any Grantor, including a brief description thereof.

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IN WITNESS WHEREOF, the undersigned have duly executed this certificate on the date first written above.

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS V, INC.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.

By:
Name:
Title:

SIGMATEL, LLC

By:	Freescale Semiconductor, Inc.,
as Sole Member

By:
Name:
Title:

[Perfection Certificate]

SCHEDULE 1

Changes in Identity or Corporate Structure Within Past Five Years

Grantor	Description of Change	Effective Date of Change

Sched. 1-1

SCHEDULE 5

UCC Financing Statements

Sched. 5-1

SCHEDULE 6

UCC Filings and Filing Offices

Grantor	Description of Filing	Filing Office

Sched. 6-1

SCHEDULE 7

Stock Ownership and Other Equity Interests

Country	Issuer (Entity Name)	Owner (% Ownership)

Entities in which Freescale owns less than 50% of the equity:

Sched. 7-1

SCHEDULE 8

Debt Instruments

Issuer	Principal Amount	Date of Note	Maturity Date

Sched. 8-1

SCHEDULE 9

Government Contracts

Sched. 9-1

SCHEDULE 10

Advances

(a) Advances made by any Grantor to any Subsidiary of Parent who is not a Grantor

Lender	Borrower	Amount Outstanding	Facility Start	Facility End	Facility Amount

(b) Unpaid intercompany transfers of goods:

Sched. 10-1

SCHEDULE 11

Mortgage Filings

Record Owner	Property	Filing Office

Sched. 11-1

SCHEDULE 12A

Patents, Patent Licenses, Trademarks and Trademark Licenses

Sched. 12A-1

SCHEDULE 12B

Copyrights and Copyright Licenses

Sched. 12B-1

SCHEDULE 13

Commercial Tort Claims

Sched. 13-1